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                                                                EXHIBIT 10(aa)

                         JOSEPH E. SEAGRAM & SONS, INC.

                  SENIOR EXECUTIVE BASIC LIFE INSURANCE PROGRAM



1.       PURPOSE

         The purpose of this Plan is to enable the Company to assist its eligible senior executives in obtaining life insurance in order to aid the Company in attracting, retaining and motivating highly skilled senior executives.

2.       DEFINITIONS

         "Beneficiary" shall mean the person, entity or persons designated by the participant or his assignee in accordance with Section 7.

         "Board of Directors" shall mean the Board of Directors of The Seagram
          Company Ltd.

         "Committee" shall mean the Human Resources Committee of the Board of Directors.

         "Company" shall mean Joseph E. Seagram & Sons, Inc. and its subsidiaries.

         "Compensation" shall mean an amount equal to the employee's base annual salary on the last day of the employee's full-time employment with the Company; plus (ii) the highest annual regular management incentive award (as described in the Management Incentive Plan of the Company) previously granted to the employee.

         "Disability" shall mean inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or to be of long-continued or indefinite duration. The



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         determination whether a participant has suffered a disability shall be made by the Committee based upon such evidence as it deems necessary and appropriate.

         "Employee" shall mean any person (including an officer or director) employed by the Company on a salaried basis.

         "Insurer" shall mean the insurance company from which the Company purchases a policy.

         "Participant" shall mean a senior executive employee selected to participate in the Plan.

         "Plan" shall mean the Joseph E. Seagram & Sons, Inc. Senior Executive Basic Life Insurance Program.

         "Policy" shall mean the life insurance policy referred to in Section 5.

         "Retirement" shall mean termination of employment with the Company, at or after age 55, with 10 or more years of "continuous service" (as that term is defined in the Pension Plan for the Employees of Joseph E. Seagram & Sons, Inc. and Subsidiaries) with the Company.


3.       ADMINISTRATION

         The Plan shall be administered by the Committee, which shall consist of such members (not less than three) of the Board of Directors as shall from time to time be appointed by the Board of Directors. Committee members shall serve at the pleasure of the Board of Directors.

         The Committee shall have full authority to interpret the Plan, to establish rules and regulations relating to the Plan, to determine the criteria for eligibility to participate in the Plan, to select the employees who participate in the Plan, to remove participants from participation in the Plan, to determine compensation, to select the policy, and to make all other determinations and take all other actions necessary or appropriate for the proper administration of the Plan. The


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         Committee's interpretation of the Plan, and all actions taken within the scope of its authority, shall be final and binding on the Company, its shareholders and employees, former employees and beneficiaries.


4.       PARTICIPATION

         The Committee shall from time to time select those employees who will participate in the Plan. Each employee selected to participate in the Plan shall remain a participant for the entire period thereafter during which he is an employee, subject to the right of the Committee at any time in its sole discretion to remove an employee from participation in the Plan. No employee or other person shall have any claim or right to participate in the Plan.


5.       LIFE INSURANCE POLICY

         The Company shall purchase and maintain on behalf of each participant during the period of the participant's participation in the Plan a life insurance policy ("policy"), which shall be selected by the Committee in its sole discretion, equal in face amount to at least two times the participant's compensation. Except to the extent provided in Sections 7 and 8(c), the Company shall be the sole owner of the policy, with all the rights and obligations arising therefrom.

         During the entire period the participant is insured under the terms of the Policy, the participant shall contribute annually to the Company for the purchase and maintenance of the policy an amount equal to the annual taxable economic benefit the participant derives from the life insurance protection provided under the policy as determined by the Company; provided that if the participant's employment terminates by reason of disability, the participant shall no longer be required to contribute any amount to the Company.


6.       DEATH BENEFIT

         (a) In the event of the participant's death (i) while employed by the Company and (ii) within three years after the date as of which his participation in the Plan


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                  commenced, no death benefit shall be paid under the Plan;
                  provided however that the Committee will authorize payment of a death benefit if the participant was not otherwise covered by the Company's group life insurance program at the time of his death.

         (b) In the event of the participant's death (i) while employed by the Company (or, in the event he has made an election under Section 6(c) of the Company's Salary Continuation Plan to delay commencement of benefits under that Plan, after termination of employment due to disability but prior to age
                  65) and (ii) three or more years after the date as of which his participation in the Plan commenced, the participant's beneficiary shall receive from the insurer policy proceeds in an amount equal to two times the participant's Compensation.

         (c) In the event of a participant's death after retirement, the participant's beneficiary shall receive from the insurer policy proceeds in an amount equal to the amount determined under Schedule I attached hereto.


7.       DESIGNATION OF BENEFICIARY

         The participant or his assignee shall have the right to designate a beneficiary who, in the event of the participant's death while insured under the terms of the policy, shall receive the death benefit referred to in Section 6. Such designation shall be made by the participant or his assignee on a form prescribed by the Committee. To the extent permitted under the terms of the policy, the participant or his assignee may change or revoke such designation by written notice to the Committee. If the participant or his assignee does not designate a beneficiary or the beneficiary predeceases the participant, any death benefit paid under the policy shall be paid to the participant's estate. If the beneficiary survives the participant but dies prior to receiving full payment of the death benefit paid under the policy, the amount remaining to be paid shall be paid to the beneficiary's estate.


8.       MISCELLANEOUS PROVISIONS

         (a) The Plan is not a contract between the Company and its employees. Also, neither the establishment of the Plan, nor any action taken hereunder, shall be construed as giving any employee any right to be retained in the employ of the Company.

         (b) The Plan is not a contract between the Company and the insurer. The insurer shall not have any rights under this Plan.


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         (c)      A participant's rights and interests under the Plan may not be assigned or transferred, and any attempted assignment or transfer shall be null and void and shall extinguish the Company's obligations under the Plan. Notwithstanding the preceding sentence, the participant may assign all his incidents of ownership in the policy (including the right to designate a beneficiary in accordance with Section 7).


9.       AMENDMENT AND TERMINATION

         The Board of Directors may at any time amend (in whole or in part) or terminate this Plan.


10.      EFFECTIVE DATE

         The Plan shall be effective August 1, 1981.







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                                   SCHEDULE I

         POST RETIREMENT LIFE INSURANCE AS A PERCENTAGE OF COMPENSATION



           AGE AT WHICH EMPLOYEE IS ENTITLED TO HAVE RETIREMENT SALARY
                         CONTINUATION PAYMENTS COMMENCE

If Death Occurs
Before           55        56        57        58        59        60        61        62       63      64       65
------------- --------- --------- --------- --------- --------- --------- --------- -------- -------- ------- ---------

------------- --------- --------- --------- --------- --------- --------- --------- -------- -------- ------- ---------
Birthday
------------- --------- --------- --------- --------- --------- --------- --------- -------- -------- ------- ---------

------------- --------- --------- --------- --------- --------- --------- --------- -------- -------- ------- ---------
56th          79.2      -         -         -         -         -         -         -        -        -        -
------------- --------- --------- --------- --------- --------- --------- --------- -------- -------- ------- ---------
57th          45.5      74.9      -         -         -         -         -         -        -        -        -
------------- --------- --------- --------- --------- --------- --------- --------- -------- -------- ------- ---------
58th          12.2      41.1      70.6      -         -         -         -         -        -        -        -
------------- --------- --------- --------- --------- --------- --------- --------- -------- -------- ------- ---------
59th             0      7.6       36.7      66.6      -         -         -         -        -        -        -
------------- --------- --------- --------- --------- --------- --------- --------- -------- -------- ------- ---------
60th             0         0      3.0       32.4      60.7      -         -         -        -        -        -
------------- --------- --------- --------- --------- --------- --------- --------- -------- -------- ------- ---------
61st             0         0         0         0      26.3      56.4      -         -        -        -        -
------------- --------- --------- --------- --------- --------- --------- --------- -------- -------- ------- ---------
62nd             0         0         0         0         0      21.9      50.7      -        -        -        -
------------- --------- --------- --------- --------- --------- --------- --------- -------- -------- ------- ---------
63rd             0         0         0         0         0         0      16.0      45.1     -        -        -
------------- --------- --------- --------- --------- --------- --------- --------- -------- -------- ------- ---------
64th             0         0         0         0         0         0         0      9.7      39.4     -        -
------------- --------- --------- --------- --------- --------- --------- --------- -------- -------- ------- ---------
65th             0         0         0         0         0         0         0        0      4.1      33.7     -
------------- --------- --------- --------- --------- --------- --------- --------- -------- -------- ------- ---------
66th             0         0         0         0         0         0         0        0         0        0     28.1
------------- --------- --------- --------- --------- --------- --------- --------- -------- -------- ------- ---------

NO POST-RETIRMENT INSURANCE AFTER AGE 66